Exhibit 99.2

Radian Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Statements

As previously announced, on September 18, 2025, Radian Group Inc., a Delaware corporation (“the Parent Company” and, together with its subsidiaries, “Radian Group” or “Radian”), and Radian US Holdings Inc., a wholly-owned subsidiary of the Parent Company (“Radian US”), entered into a share purchase deed with institutional and management shareholders of Inigo Limited, a limited liability company incorporated in England and Wales (“Inigo” and, together with its subsidiaries, “Inigo Group”) pursuant to which Radian US agreed to acquire all of the shares of Inigo.

On February 2, 2026 (the “Closing Date”), Radian consummated the acquisition of all of the shares of Inigo through Radian US. At the closing of the sale and purchase of the shares in accordance with the share purchase deed, Radian US acquired the shares for aggregate consideration of $1.67 billion in a primarily all-cash transaction.

Pursuant to Article 11 of Regulation S-X, the accompanying unaudited pro forma condensed combined financial statements combine the separate historical financial information of Radian Group and Inigo Group, after giving effect to the acquisition of Inigo by Radian US (the “Transaction”), together with the pro forma effects of certain assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, is presented as if the Transaction had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, is presented as if the Transaction had occurred on January 1, 2025.

The pro forma adjustments reflect the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed based on information available as of the date of this filing. These estimates are subject to change as additional information becomes available during the measurement period, which will not exceed twelve months following the Closing Date.

The unaudited pro forma condensed combined financial statements were derived from and should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
Radian Group’s audited financial statements and accompanying notes for the year ended December 31, 2025, included in Radian’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 20, 2026; and
•
Inigo Limited’s audited consolidated financial statements and accompanying notes for year ended December 31, 2025, included as Exhibit 99.1.

Inigo Group historically prepared its financial statements in accordance with the United Kingdom Generally Accepted Accounting Practice (“U.K. GAAP”) and applied accounting policies consistent with Financial Reporting Standard 102, while Radian prepares its financial statements in accordance with the United States Generally Accepted Accounting Principles (“U.S. GAAP”). Accordingly, reclassification and conversion adjustments have been made to conform Inigo Group’s historical consolidated financial statements to U.S. GAAP and to Radian’s financial statement presentation for purposes of these unaudited pro forma condensed combined financial statements.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The pro forma financial information reflects adjustments that management believes are necessary to present fairly the combined pro forma financial position and results of operations for the periods presented. Reclassification and conversion adjustments have been made to conform Inigo Group’s historical consolidated financial statements and Radian’s financial statement presentation for purposes of these unaudited pro forma condensed combined financial statements. These adjustments are based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are completed, including, among other items, potential refinements to the intangible asset valuations and the finalization of certain tax elections, the impacts of which could be material.

The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what Radian’s actual consolidated results of operations or financial position would have been had the Transaction occurred on the dates assumed, nor does it project the future financial position or future results of operations of the combined company. As presented in the unaudited pro forma condensed combined financial statements, Radian expects non-recurring transaction costs to be incurred in connection with the Transaction following the Closing Date. Additionally, Radian does not anticipate material revenue synergies or dis-synergies, significant cost savings, or restructuring activities within twelve months of the Closing Date.

Radian Group Inc. and Subsidiaries

Pro Forma Condensed Combined Consolidated Balance Sheets (Unaudited)

As of December 31, 2025

Pro forma balance sheet

	As of December 31, 2025
(In thousands)	Historical Radian Group	Historical Inigo Group as reclassified (Note 2)	Transaction Adjustments (Note 3)	Ref. (1)	Total Pro Forma Combined

Assets
Investments
Fixed maturities
Available for sale—at fair value	$4,271,916	$1,935,318	$—		$6,207,234
Trading—at fair value	65,661	—	—		65,661
Equity securities—at fair value	36,632	—	—		36,632
Other long-term invested assets—at fair value	10,116	50,389	—		60,505
Short-term investments—at fair value (includes reinvested cash collateral held under securities lending agreements)	1,602,993	332,638	(1,447,354)	(i)	488,277
Total investments	5,987,318	2,318,345	(1,447,354)		6,858,309
Cash	24,829	72,554	—		97,383
Restricted cash	10	36,673	—		36,683
Accrued investment income	40,285	18,540	—		58,825
Premiums and other receivables	120,197	431,956	—		552,153
Reinsurance recoverables	48,806	307,392	—		356,198
Deferred policy acquisition costs and value of business acquired	19,018	97,092	103,462	(ii)	219,572
Goodwill and other acquired intangible assets	—	23,056	414,484	(iii)	437,540
Prepaid federal income taxes	1,056,329	—	—		1,056,329
Other assets	351,337	119,408	(5,740)	(iv)	465,005
Assets held for sale (2)	474,268	—	—		474,268
Total assets	$8,122,397	$3,425,016	$(935,148)		$10,612,265

Liabilities and stockholders’ equity
Liabilities
Reserve for losses and LAE	$399,946	$1,287,213	$37,831	(v)	$1,724,990
Unearned premiums	159,341	609,593	—		768,934
Senior notes	1,067,908	—	—		1,067,908
Other borrowings	41,207	—	200,000	(vi)	241,207
Net deferred tax liability	942,193	85,862	(3,046)	(vii)	1,025,009
Other liabilities	366,470	245,602	20,447	(viii)	632,519
Liabilities held for sale (2)	363,818	—	—		363,818
Total liabilities	3,340,883	2,228,270	255,232		5,824,385
Stockholders’ equity
Common stock	157	9,600	(9,599)	(ix)	158
Treasury stock, at cost	(989,745)	—	—		(989,745)
Additional paid-in capital	861,211	710,046	(686,280)	(ix)	884,977
Retained earnings	5,132,050	462,129	(479,530)	(x)	5,114,649
Accumulated other comprehensive income (loss)	(222,159)	14,971	(14,971)	(x)	(222,159)
Total stockholders’ equity	4,781,514	1,196,746	(1,190,380)		4,787,880
Total liabilities and stockholders’ equity	$8,122,397	$3,425,016	$(935,148)		$10,612,265

(1)
See Note 3 for corresponding descriptions of the preliminary transaction adjustments.
(2)
Related to businesses classified as discontinued operations. Pro forma adjustments related to these dispositions are not reflected in these unaudited pro forma condensed combined financial statements, as these dispositions are independent of the Transaction.

Radian Group Inc. and Subsidiaries

Pro Forma Condensed Combined Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2025

Pro forma statement of operations

	Year Ended December 31, 2025
(In thousands, except per share amounts)	Historical Radian Group	Historical Inigo Group as reclassified (Note 2)	Transaction Adjustments (Note 3)	Ref. (1)	Total Pro Forma Combined

Revenues
Net premiums earned	$941,865	$1,110,888	$—		$2,052,753
Net investment income	248,764	87,475	(65,038)	(xi)	271,201
Net gains (losses) on financial instruments and foreign exchange	(24)	12,848	—		12,824
Other income	6,479	6,795	—		13,274
Total revenues	1,197,084	1,218,006	(65,038)		2,350,052
Expenses
Provision for losses	66,768	551,730	(13,337)	(xii)	605,161
Policy acquisition costs	25,039	202,678	103,797	(xiii)	331,514
Other operating expenses	245,759	146,805	27,008	(xiv)	419,572
Interest expense	68,290	14,648	9,844	(xv)	92,782
Amortization of other acquired intangible assets	—	—	23,347	(xvi)	23,347
Total expenses	405,856	915,861	150,659		1,472,376
Pretax income from continuing operations	791,228	302,145	(215,697)		877,676
Income tax provision	173,049	74,068	(45,296)	(xvii)	201,821
Net income from continuing operations	$618,179	$228,077	$(170,401)		$675,855

Net income per share
Basic
Net income from continuing operations	$4.43	$—	$—		$4.82

Diluted
Net income from continuing operations	$4.39	$—	$—		$4.77

Weighted average number of common shares outstanding—basic	139,445	—	646	(xviii)	140,091
Weighted average number of common and common equivalent shares outstanding—diluted	140,811	—	799	(xix)	141,610

(1)
See Note 3 for corresponding descriptions of the preliminary transaction adjustments.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Acquisition Consideration Allocation

The Transaction is accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Radian Group considered the accounting acquirer. Under ASC 805, the identifiable assets acquired and liabilities assumed are recognized at their acquisition-date fair values, while transaction costs associated with the business combination are expensed as incurred. Any excess of the acquisition consideration over the fair value of the identifiable net assets acquired is recognized as goodwill.

Fair value measurements applied in the acquisition method are based on the definition of “fair value” in ASC 820, Fair Value Measurement, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements require significant judgment, and changes in assumptions, including those that market participants would use, could result in changes to the estimated fair values.

As of the date of this filing, the Company has not finalized the detailed valuation analyses necessary to determine the acquisition-date fair values of Inigo Group’s identifiable tangible and intangible assets and assumed liabilities. Accordingly, the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements is based on management’s preliminary estimates derived from Inigo Group’s historical audited consolidated financial statements, preliminary valuation analyses, reviews of Inigo Group’s historical consolidated operating results, discussions with Inigo Group’s management, and other financial and operational due diligence procedures. The final purchase price allocation will be determined based on the acquisition-date fair values and will be finalized during the measurement period, which will not exceed twelve months from the Closing Date. As a result, the preliminary purchase price allocation and the related pro forma adjustments are subject to change as additional information becomes available, and such changes may be material.

The estimated fair value of consideration, or the purchase price, in the unaudited pro forma financial information is approximately $1.67 billion. This amount was derived based on the 646 thousand shares of common stock of the Parent Company issued and outstanding on the Closing Date, the closing price of Radian common stock of $32.90 per share on that day, the value of replacement equity awards issued to Inigo Group employees allocated to pre-combination service, and cash consideration of $1.65 billion.

For purposes of the pro forma financial information, the following table presents the components of the consideration.

Consideration paid

($ in thousands, except per share amounts)
Share consideration:
Shares of Radian Group Inc. common stock issued to existing Inigo common stockholders	646,014
Radian Group Inc. closing stock price per share on Closing Date	$32.90
Consideration of Radian Group Inc. issued common stock	$21,254
Fair value of equity awards issued (1)	$2,512
Cash consideration	$1,647,354
Total consideration paid	$1,671,120
(1)
The estimated fair value of the replacement equity awards is $14 million, of which $3 million is attributable to service periods prior to the acquisition and is included in the purchase consideration.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The total acquisition consideration is allocated to Inigo Group’s tangible and identifiable intangible assets and liabilities as of December 31, 2025, based on their preliminary fair values as follows:

Preliminary Purchase Price Allocation

(In thousands)	December 31, 2025

Assets acquired
Investments	$2,318,345
Cash	72,555
Restricted cash	36,673
Accrued investment income	18,540
Premiums and other receivables	431,955
Reinsurance recoverables	307,392
Value of business acquired	200,553
Other acquired intangible assets	428,167
Other assets	113,668
Total assets acquired	$3,927,848
Liabilities assumed
Reserve for losses and LAE	$1,325,043
Unearned premiums	609,593
Net deferred tax liability	85,863
Other liabilities	245,602
Total liabilities assumed	2,266,101
Net assets acquired	$1,661,747
Total consideration paid	$1,671,120
Preliminary allocation to goodwill	$9,373

Approximately $591 million has been preliminarily allocated to intangible assets acquired, including net value of business acquired, of which $367 million is considered finite-lived and amortizable. The finite-lived intangible assets, excluding the net value of business acquired, are amortized on a straight-line basis over their respective estimated useful lives. The amortization related to the preliminary fair value of all finite-lived intangible assets is reflected as a pro forma adjustment to the unaudited pro forma consolidated financial statements.

The preliminary allocation to intangible assets is as follows:

Identifiable intangible assets

(In thousands)	December 31, 2025	Estimated Useful Life (in years)

Other acquired intangible assets
Lloyd’s syndicate capacity and related rights	$224,389	Indefinite
Broker relationships - large brokers	114,346	12
Broker relationships - other brokers	45,769	9
Brand	31,000	5
Technology	12,663	5
Total other acquired intangible assets	$428,167
Value of business acquired (“VOBA”), net
VOBA asset - unearned premiums	$200,555	1 to 2
VOBA liability - reserves	(37,831)	3 to 4
Total VOBA, net	$162,724

VOBA, net. VOBA represents the difference between the fair value and carrying value of the acquired insurance liabilities, measured net of reinsurance, related to unearned premiums and reserve for losses and loss adjustment expenses (“LAE”). On the unaudited pro forma balance sheet VOBA assets are presented in “Deferred policy acquisition costs and value of business acquired,” while VOBA liabilities are presented in “Reserve for losses and LAE.” The net value of business acquired recognized in connection with

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

the acquisition is measured at fair value based on a discounted cash-flow model of the expected future revenues and expenses associated with the acquired insurance contracts. Significant assumptions used to value these intangible assets include the discount rate and expected future premiums, claims, benefits and expenses. Amortization is recognized in a manner consistent with the related insurance liabilities, with substantially all of the net balance expected to amortize within one year. On the unaudited pro forma statement of operations, VOBA asset amortization is presented in “Policy acquisition costs,” while VOBA liability amortization is presented in “Provision for losses.”

Goodwill. Goodwill represents the excess of the acquisition consideration over the preliminary fair value of the identifiable net tangible and intangible assets acquired. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable net tangible and intangible assets are the skill sets, operations and synergies that can be leveraged to support the long-term growth of the combined companies. According to ASC 805, an assembled workforce does not represent the intellectual capital of this workforce; rather, it only represents an existing collection of employees. As such, it is not an identifiable asset and is therefore recognized as part of goodwill.

In accordance with ASC 350, Intangibles-Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. If the carrying value of goodwill exceeds its fair value, an impairment charge will be recognized in earnings in the period in which the impairment is identified.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2. Inigo Group Reclassifications and U.S. GAAP Conversion

The historical consolidated financial statements of Inigo Group are prepared in accordance with U.K. GAAP and are adjusted to: (i) reconcile the financial statements to U.S. GAAP and (ii) reflect reclassifications of Inigo Group’s consolidated financial statements to conform to Radian’s financial statement presentation. Italics are utilized to present the appropriate financial statement line items of Radian to which Inigo Group’s financial statement line items have been mapped.

The table below sets forth the balance sheet reclassifications and U.S. GAAP conversion as of December 31, 2025.

Balance sheet reclassifications and U.S. GAAP conversion
(In thousands)	As of December 31, 2025
Inigo financial statement line item	Historical Inigo	U.S. GAAP			Historical Inigo Group as
Radian financial statement line item	Group	Conversion	Reclassifications	Ref.	Reclassified

Assets
Other financial investments	$2,318,240	$—	$(2,318,240)	(b)	—
Investments in associates	105	—	(105)	(c)	—
Available for sale—at fair value	—	—	1,935,318	(b)	1,935,318
Other long-term invested assets—at fair value	—	—	50,389	(c), (b)	50,389
Short-term investments—at fair value (includes reinvested cash collateral held under securities lending agreements)	—	—	332,638	(b)	332,638
Total investments			—		2,318,345
Cash at bank and in hand	109,227	—	(109,227)	(d)	—
Cash	—	—	72,554	(d)	72,554
Restricted cash	—	—	36,673	(d)	36,673
Accrued interest	18,540	—	(18,540)	(a)	—
Accrued investment income	—	—	18,540	(a)	18,540
Debtors arising out of direct insurance operations - intermediaries	182,749	—	(182,749)	(e)	—
Debtors arising out of reinsurance operations	281,574	—	(281,574)	(e), (f)	—
Premiums and other receivables	—	—	431,956	(e)	431,956
Reinsurers’ share of technical provision - claims outstanding	265,287	—	(265,287)	(f)	—
Reinsurance recoverables	—	—	307,392	(f)	307,392
Deferred acquisition costs	109,563	(1,753)	(107,810)	(g)	—
Deferred policy acquisition costs and value of business acquired	—	—	97,092	(g)	97,092
Intangible assets	12,104	10,952	(23,056)	(a)	—
Goodwill and other acquired intangible assets	—	—	23,056	(a)	23,056
Reinsurers’ share of technical provisions - provision for unearned premiums	70,929	(76)	(70,853)	(h)	—
Right-of-use assets	11,098	—	(11,098)	(h)	—
Tangible assets	14,232	—	(14,232)	(h)	—
Other prepayment and accrued income	12,026	—	(12,026)	(e), (h)	—
Other debtors	20,938	—	(20,938)	(e), (h)	—
Other assets	—	—	119,408	(h)	119,408
Total assets	$3,426,612	$9,123	$(10,719)		$3,425,016

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Balance sheet reclassifications and U.S. GAAP conversion
(In thousands)	As of December 31, 2025
Inigo financial statement line item	Historical Inigo	U.S. GAAP			Historical Inigo Group as
Radian financial statement line item	Group	Conversion	Reclassifications	Ref.	Reclassified

Liabilities and stockholders’ equity
Liabilities
Technical provisions - claims outstanding	$1,287,213	$—	$(1,287,213)	(a)	$—
Reserve for losses and LAE	—	—	1,287,213	(a)	1,287,213
Technical provisions - provision for unearned premiums	610,296	(703)	(609,593)	(a)	—
Unearned premiums	—	—	609,593	(a)	609,593
Other creditors including taxation and social security	142,923	2,461	(145,384)	(i), (j)	—
Creditors arising out of direct insurance operations	1,752	—	(1,752)	(j)	—
Lease liabilities	12,735	—	(12,735)	(j)	—
Creditors arising out of reinsurance operations	112,133	—	(112,133)	(j)	—
Accruals and deferred income	86,368	(17,517)	(68,851)	(j), (g)	—
Other provisions	1,328	—	(1,328)	(j)	—
Net deferred tax liability	—	—	85,862	(i)	85,862
Other liabilities	—	—	245,602	(j)	245,602
Total liabilities	2,254,748	(15,759)	(10,719)		2,228,270
Commitments and contingencies
Stockholders’ equity
Called-up share capital	9,600	—	(9,600)	(a)	—
Common stock	—	—	9,600	(a)	9,600
Share premium account	708,600	—	(708,600)	(k)	—
Other reserves	1,446	—	(1,446)	(k)	—
Additional paid-in capital	—	—	710,046	(k)	710,046
Profit and loss account	450,363	11,766	(462,129)	(a)	—
Retained earnings	—	—	462,129	(a)	462,129
Available for sale reserve	1,855	13,116	(14,971)	(a)	—
Accumulated other comprehensive income (loss)	—	—	14,971	(a)	14,971
Total stockholders’ equity	1,171,864	24,882	—		1,196,746
Total liabilities and stockholders’ equity	$3,426,612	$9,123	$(10,719)		$3,425,016

Balance Sheet U.S. GAAP Conversion Adjustments

Conversion adjustments were recorded to convert Inigo Group’s historical consolidated statement of financial position prepared in accordance with U.K. GAAP to a U.S. GAAP basis. The U.S. GAAP conversion adjustments primarily include:

•
Deferred acquisition costs - U.K. GAAP permits the deferral of direct and indirect costs of processing proposals and issuing policies, whereas U.S. GAAP only allows the cost of the successful acquisition of insurance contracts to be deferred. As a result, deferred acquisition costs decreased by $2 million to reflect a smaller proportion of underwriting costs deferred under U.S. GAAP, of which less than $1 million pertains to the current year and the remaining balance represents the cumulative impact of prior periods. Deferred acquisition costs are also considered non-monetary items under U.S. GAAP, while U.K. GAAP defines them as monetary. As a result, less than $1 million of foreign exchange net losses reported on the remeasurement of deferred acquisition costs under U.K. GAAP were reversed, of which less than $1 million of foreign exchange net gains pertains to the current year and $1 million of the remaining balance represents the cumulative impact of prior period foreign exchange losses.
•
Intangible assets - U.K. GAAP specifies that all intangible assets have a finite life, with a maximum of 10 years, and are amortized on a straight-line basis. Under U.S. GAAP, an intangible asset has an indefinite life when there is no foreseeable limit to the period over which it is expected to generate positive cash flows. Inigo Group’s syndicate capacity intangible

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

asset has an indefinite life under U.S. GAAP, and therefore all $11 million of amortization recognized was reversed, of which $2 million pertains to the current year and $9 million represents the cumulative impact of prior periods.
•
Technical provisions - provision for unearned premiums - Unearned premiums are considered non-monetary items under U.S. GAAP, while U.K. GAAP defines them as monetary. As a result, $1 million of foreign exchange net losses reported on the remeasurement of unearned premiums under U.K. GAAP were reversed, of which $3 million of foreign exchange losses pertains to the current year and $2 million of the remaining balance represents the cumulative impact of prior period foreign exchange gains.
•
Other creditors including taxation and social security - Inigo Limited is taxed with reference to its U.K. GAAP taxable profits. Numerical and presentational adjustments between U.K. GAAP and U.S. GAAP represent temporary differences, which change the carrying value of assets and liabilities but do not affect the U.K. tax basis. The impact of these adjustments on deferred tax has been calculated using the effective tax rate of 25%, with each tax adjustment recorded in either the income statement or Other comprehensive income, depending on the location of the underlying adjustment. As a result this financial statement line item was adjusted by $2 million, of which $1 million pertains to the current year and $1 million pertains to the cumulative impact of prior periods.
•
Accruals and deferred income - U.S. GAAP does not allow the obligation to pay a success fee on completion of a transaction to be recognized before the transaction has completed. As such, the $18 million of expense recognized under U.K. GAAP for success fees payable on completion of Inigo Group’s acquisition by Radian is reversed under U.S. GAAP.
•
Available for sale reserve - Reflects the U.K. GAAP to U.S. GAAP adjustment to conform the presentation of unrealized gains and losses on Inigo Group’s investments to U.S. GAAP. Under U.K. GAAP, certain financial investments are stated at fair value, with unrealized gains and losses recorded on the income statement. Under U.S. GAAP, these investments are classified as available-for-sale and measured at fair value with unrealized gains and losses recorded in Other comprehensive income net of tax. Of the $13 million adjustment net of tax, $8 million pertains to the current year and $5 million reflects the cumulative effect related to prior periods.
•
Profit and loss account - The adjustment to this financial statement line item reflects a $13 million net increase of U.K. GAAP to U.S. GAAP adjustments reflected in the income statement for the year ended December 31, 2025, offset by a $1 million decrease from the cumulative effect related to prior periods.

Balance Sheet Reclassification Adjustments

(a)
The following adjustments were made to reclassify Inigo Group’s financial statement line items in whole to Radian’s financial statement line items to conform with Radian’s presentation:
•
“Accrued interest” to “Accrued investment income”
•
“Intangible assets” to “Goodwill and other acquired intangible assets”
•
“Technical provisions - claims outstanding” to “Reserve for losses and LAE”
•
“Technical provisions - provision for unearned premiums” to “Unearned premiums”
•
“Called-up share capital” to “Common stock”
•
“Profit and loss account” to “Retained Earnings”
•
“Available for sale reserve” to “Accumulated other comprehensive income (loss)”
(b)
Adjustments to disaggregate amounts classified within Inigo Group’s “Other financial investments” as follows: $1,935 million to “Available for sale—at fair value,” $333 million to “Short-term investments—at fair value (includes reinvested cash collateral held under securities lending agreements)” and $50 million to “Other long-term invested assets—at fair value,” each to conform with Radian’s presentation.
(c)
Adjustments to reclassify Inigo Group’s “Investments in associates” amounts to “Other long-term invested assets—at fair value” to conform with Radian’s presentation.
(d)
Adjustments to disaggregate Inigo Group’s “Cash at bank and in hand” amounts to “Cash” and “Restricted cash” to separately present restricted cash accounts and conform with Radian’s presentation.
(e)
Adjustments to reclassify Inigo Group’s “Debtors arising out of direct insurance operations - intermediaries” amounts in whole, plus $239 million of receivables due from assumed reinsurance operations classified within “Debtors arising out of reinsurance

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

operations,” and $6 million and $4 million of other receivables classified within “Other prepayment and accrued income” and “Other debtors,” respectively, to “Premiums and other receivables” to conform with Radian’s presentation.
(f)
Adjustments to reclassify Inigo Group’s “Reinsurers’ share of technical provision - claims outstanding” amounts in whole as well as $42 million of reinsurance recoverable on paid losses and loss expense classified within “Debtors arising out of reinsurance operations” to “Reinsurance recoverables” to conform with Radian’s presentation.
(g)
Adjustments to reclassify Inigo Group’s “Deferred acquisition costs” amounts in whole, offset by $11 million of ceded deferred acquisition costs classified within “Accruals and deferred income” to “Deferred policy acquisition costs and value of business acquired” to conform with Radian’s presentation.
(h)
Adjustments to reclassify Inigo Group’s “Reinsurers’ share of technical provisions - provision for unearned premiums,” “Tangible assets,” and “Right-of-use assets” amounts in whole, plus $6 million and $17 million classified as portions of “Other prepayment and accrued income” and “Other debtors,” respectively, to “Other assets” to conform with Radian’s presentation.
(i)
Adjustment to reclassify $86 million of deferred tax liabilities classified within Inigo Group’s “Other creditors including taxation and social security” to “Net deferred tax liability” to conform with Radian’s presentation.
(j)
Adjustments to reclassify Inigo Group’s “Creditors arising out of direct insurance operations,” “Lease liabilities,” “Creditors arising out of reinsurance operations” and “Other provisions” amounts in whole, as well as $59 million classified within “Other creditors including taxation and social security” and $61 million classified within “Accruals and deferred income” related to current tax liabilities and other accrued liabilities, to “Other liabilities” to conform with Radian’s presentation.
(k)
Adjustments to reclassify Inigo Group’s “Share premium account” and “Other reserves” amounts in whole to “Additional paid-in capital” to conform with Radian’s presentation.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The table below sets forth statement of operations reclassifications and U.S. GAAP conversion for the year ended December 31, 2025.

Statement of operations reclassifications and U.S. GAAP conversion

(In thousands)	Year Ended December 31, 2025
Inigo financial statement line item	Historical Inigo	U.S. GAAP			Historical Inigo Group as
Radian financial statement line item	Group	Conversion	Reclassifications	Ref.	Reclassified

Gross premiums written	$1,522,669	$—	$(1,522,669)	(b)	$—
Outwards reinsurance premiums	(300,725)	—	300,725	(b)	—
Change in gross provision for unearned premiums	(119,432)	—	119,432	(b)	—
Change in provision for unearned premium, reinsurers' share	8,376	—	(8,376)	(b)	—
Net premiums earned	—	—	1,110,888	(b)	1,110,888
Investment income	98,193	—	(98,193)	(c), (d)	—
Investment expenses and charges	(1,670)	—	1,670	(c)	—
Unrealized gains on investments	10,293	(10,293)	—		—
Foreign exchange gains / (losses)	1,496	2,304	(3,800)	(d)	—
Net investment income	—	—	87,475	(c)	87,475
Net gains (losses) on financial instruments and foreign exchange	—	—	12,848	(d)	12,848
Other income	6,795	—	(6,795)	(a)	—
Other income	—	—	6,795	(a)	6,795
Total revenues			—		1,218,006
Claims paid - gross amount	478,514	—	(478,514)	(e)	—
Claims paid - reinsurers’ share	(109,907)	—	109,907	(e)	—
Change in provision for claims - gross amount	241,461	—	(241,461)	(e)	—
Change in provision for claims - reinsurers’ share	(58,338)	—	58,338	(e)	—
Provision for losses	—	—	551,730	(e)	551,730
Net operating expenses	367,598	(19,069)	(348,529)	(f), (g)	—
Other charges	15,602	—	(15,602)	(g), (h)	—
Policy acquisition costs	—	—	202,678	(f)	202,678
Other operating expenses	—	—	146,805	(g)	146,805
Interest expense	—	—	14,648	(h)	14,648
Total expenses			—		915,861
Pretax income from continuing operations			—		302,145
Tax charge on profit	75,673	(1,605)	(74,068)	(a)	—
Income tax provision	—	—	74,068	(a)	74,068
Net income from continuing operations	$215,392	$12,685	$—		$228,077

Statement of Operations U.S. GAAP Conversion Adjustments

Conversion adjustments were recorded to convert Inigo Group’s historical consolidated statement of financial position prepared in accordance with U.K. GAAP to a U.S. GAAP basis. The U.S. GAAP conversion adjustments primarily include:

•
Unrealized gains on investments - Reflects a $10 million U.K. GAAP to U.S. GAAP adjustment to conform the presentation of unrealized gains and losses on Inigo Group’s investments to U.S. GAAP. Under U.K. GAAP, financial investments are stated at fair value, with unrealized gains and losses recorded on the income statement. Under U.S. GAAP, these investments are classified as available-for-sale and measured at fair value with unrealized gains and losses recorded in Other comprehensive income net of tax.
•
Foreign exchange gains / (losses) - Deferred acquisition costs and unearned premiums are considered non-monetary items under U.S. GAAP, while U.K. GAAP defines them as monetary. As a result, $2 million of foreign exchange losses reported on the remeasurement of deferred acquisition costs and unearned premiums under U.K. GAAP were reversed.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

•
Net operating expenses:
o
U.S. GAAP does not allow the obligation to pay a success fee on completion of a transaction to be recognized before the transaction has completed. As such, the $18 million expense recognized under U.K. GAAP for success fees payable on completion of Inigo Group’s acquisition by Radian is reversed under U.S. GAAP in 2025.
o
U.K. GAAP permits the deferral of direct and indirect costs of processing proposals and issuing policies, whereas U.S. GAAP only allows the cost of the successful acquisition of insurance contracts to be deferred. As a result, policy acquisition costs decreased by less than $1 million to reflect a smaller proportion of underwriting costs deferred under U.S. GAAP.
o
U.K. GAAP specifies that all intangible assets have a finite life, with a maximum of 10 years, and are amortized on a straight-line basis. Under U.S. GAAP, an intangible asset has an indefinite life when there is no foreseeable limit to the period over which it is expected to generate positive cash flows. Inigo Group’s syndicate capacity intangible asset has an indefinite life under U.S. GAAP, and therefore all $2 million of amortization recognized in the current year was reversed.
•
Tax charge on profit - Inigo Limited is taxed with reference to its U.K. GAAP taxable profits. Numerical and presentational adjustments between U.K. GAAP and U.S. GAAP represent temporary differences, which change the carrying value of assets and liabilities but do not affect the U.K. tax basis. The impact of these adjustments on deferred tax has been calculated using the effective tax rate of 25%, with each tax adjustment recorded in either the income statement or Other comprehensive income, depending on the location of the underlying adjustment. As a result, this financial statement line item was decreased by $2 million for the current year, of which a $3 million decrease pertains to taxes on unrealized gains recorded in Other comprehensive income offset by a $1 million increase related to the tax impact on the remaining U.K. GAAP to U.S. GAAP adjustments.

Statement of Operations Reclassification Adjustments

(a)
The following reflects either adjustments that were made to reclassify Inigo Group’s financial statement line items in whole to Radian’s financial statement line items to conform with Radian’s presentation or financial statement line items that already conformed:
•
“Other income” to “Other income”
•
“Tax charge on profit” to “Income tax provision”
(b)
Adjustments to reclassify Inigo Group’s “Gross premiums written,” “Outwards reinsurance premiums,” “Change in gross provision for unearned premiums” and “Change in provision for unearned premium, reinsurer’s share” amounts in whole to conform with Radian’s net presentation of earned premium amounts as “Net premiums earned.”
(c)
Adjustments to reclassify Inigo Group’s “Investment expenses and charges” in whole and “Investment income” excluding $9 million of net realized gains / (losses) on financial instruments to “Net investment income” to conform with Radian’s presentation.
(d)
Adjustments to reclassify Inigo Group’s “Foreign exchange gains / (losses)” in whole and $9 million of net realized gains / (losses) on financial instruments classified within “Investment income” to “Net gains (losses) on financial instruments and foreign exchange” to conform with Radian’s presentation.
(e)
Adjustments to reclassify Inigo Group’s “Claims paid - gross amount,” “Claims paid - reinsurers’ share,” “Change in provision for claims - gross amount” and “Change in provision for claims - reinsurers’ share” amounts in whole to conform with Radian’s net presentation of provision for loss amounts as “Provision for losses.”
(f)
Adjustment to reclassify $203 million of policy acquisition costs classified within Inigo Group’s “Net operating expenses” to “Policy acquisition costs” to conform with Radian’s presentation.
(g)
Adjustments to reclassify Inigo Group’s “Net operating expenses” excluding $203 million of policy acquisition costs and $1 million of other expenses classified within “Other charges” to “Other operating expenses” to conform with Radian’s presentation.
(h)
Adjustment to reclassify $15 million of interest expense classified within Inigo Group’s “Other charges” to “Interest expense” to conform with Radian’s presentation.

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3. Transaction Adjustments and Assumptions

The following unaudited pro forma adjustments result from accounting for the Transaction, including the determination of fair value of the assets and liabilities that Radian, as the acquirer for accounting purposes, will acquire and assume from the acquired company.

The unaudited pro forma financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the Transaction been completed at the dates indicated and includes adjustments and assumptions that are preliminary and may be revised. Such revisions may result in material changes.

The descriptions related to these preliminary adjustments are as follows:

Balance sheet transaction adjustments

		Increase (decrease) as of December 31, 2025 (In thousands)

(i)	Adjustment to “Short-term investments - at fair value” to reflect the net impact of: (a) amounts drawn on an unsecured revolving credit facility ($200 million increase) (b) consideration paid to acquire Inigo ($1,647 million decrease)	$(1,447,354)
(ii)	Adjustments to “Deferred policy acquisition costs:” (a) to record the estimated value of business acquired attributable to unearned premiums ($200 million) offset by an adjustment (b) to remove Inigo Group’s historical net deferred policy acquisition cost amounts ($97 million)	103,462
(iii)	Adjustments to “Goodwill and other acquired intangible assets:” (a) to record the preliminary fair value of identifiable intangible assets acquired ($428 million) (b) to record the estimated goodwill recognized as the excess of the purchase price over the preliminary fair value of net identifiable assets acquired, as detailed in Note 1 ($9 million) offset by an adjustment (c) to remove Inigo Group’s historical intangible asset amounts ($23 million)	414,484
(iv)	Adjustment to “Other assets” to remove Inigo Group’s historical capitalized software asset amounts	(5,740)
(v)	Adjustment to “Reserve for losses and LAE” to record the value of business acquired attributable to unpaid loss and loss adjustment expense	37,831
(vi)	Adjustment to “Other borrowings” to recognize Radian’s drawdown on an unsecured revolving credit facility in connection with the acquisition	200,000
(vii)	Adjustment to “Net deferred tax liability” to recognize the deferred tax impact of the portion of nonrecurring transaction costs to be paid by Radian not previously accrued in the historical financial statements presented ($3 million)	(3,046)
(viii)	Adjustments to “Other liabilities:” (a) to reflect the portion of nonrecurring transaction costs to be paid by Radian not previously accrued in the historical financial statements presented ($22 million) offset by an adjustment (b) to recognize the current tax impact of the portion of nonrecurring transaction costs to be paid by Radian not previously accrued in the historical financial statements presented ($2 million)	20,447
(ix)	Adjustments to “Common stock” and “Additional paid-in capital:” (a) to eliminate Inigo Group’s historical equity ($720 million) offset by adjustments (b) to reflect Radian share consideration paid to effect the transaction ($21 million) (c) to reflect the pre-combination value of share based awards issued to effect the transaction ($3 million)	(695,881)
(x)	Adjustments to “Retained earnings” and “Accumulated other comprehensive income (loss):” (a) to eliminate Inigo Group’s historical equity ($477 million) (b) to reflect the portion of nonrecurring transaction costs, net of tax, to be paid by Radian not previously accrued in the historical financial statements presented ($17 million)	(494,501)

Radian Group Inc.	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Statement of operations and Earnings per share transaction adjustments

		Increase (decrease) for the year ended December 31, 2025 (In thousands)

(xi)	Adjustment to “Net investment income” to reflect the impact on historical net investment income based on a 3.95% average annual yield on the investments sold to fund the cash consideration paid to effect the acquisition	$(65,038)
(xii)	Adjustment to “Provision for losses” to record the amortization of the value of business acquired attributable to unpaid loss and loss adjustment expense	(13,337)
(xiii)	Adjustments to “Policy acquisition costs:” (a) to record the amortization of the value of business acquired attributable to unearned premiums ($182 million) offset by an adjustment (b) to remove Inigo Group’s historical net DAC amortization ($78 million)	103,797
(xiv)

Adjustments to “Other operating expenses:”
(a) to reflect the portion of nonrecurring transaction costs to be paid by Radian not previously accrued in the historical financial statements presented ($22 million)
(b) to recognize post-combination share-based compensation expense related to replacement incentive awards granted to eligible Inigo Group employees, including related costs ($6 million). The remaining post-combination share-based compensation expense will be recognized in future periods.
offset by an adjustment
(c) to remove Inigo Group’s historical capitalized software amortization ($1 million)

		27,008
(xv)	Adjustment to “Interest expense” to recognize interest expense at an annual interest rate of 4.92% on the drawdown of the unsecured revolving credit facility in connection with the acquisition	9,844
(xvi)	Adjustment to “Amortization of other acquired intangible assets” to recognize amortization expense on newly established intangible assets with finite estimated useful lives	23,347
(xvii)	Adjustment to “Income tax provision” to recognize income tax expense on the unaudited pro forma adjustments	(45,296)
(xviii)	Adjustment to “Weighted average number of common shares outstanding—basic” to reflect the impact of Radian shares issued as consideration to effect the transaction	646
(xix)	Adjustments to “Weighted average number of common shares outstanding—basic” and “Weighted average number of common and common equivalent shares outstanding—diluted:” (a) to reflect the impact of Radian shares issued as consideration to effect the transaction (646 thousand shares) (b) to reflect the impact of Radian shares issued as post-combination share-based compensation related to long-term incentive grants to eligible Inigo employees (153 thousand shares)	799

Pro forma basic net income per share increased from $4.43 per share to $4.82 per share primarily due to a net $58 million increase in the numerator, reflecting Inigo’s net income and the effects of the transaction adjustments reflected in the pro forma statement of operations, offset by an increase in the denominator resulting from the issuance of 646 thousand Radian shares as consideration to effect the transaction.

Pro forma diluted net income per share increased from $4.39 per share to $4.77 per share primarily due to the same $58 million increase in the numerator attributable to Inigo’s net income and transaction adjustments, offset by an increase in the denominator as a result of the issuance of 646 thousand Radian shares as transaction consideration and 153 thousand Radian shares issued to eligible Inigo employees in connection with post-combination share-based compensation related to long-term incentive grants.